UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








        Date of Report (Date of earliest event reported): May 12, 1998


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                        33-73534                    72-1196619
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777
                                                    ------------------

                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         Louisiana Casino Cruises, Inc., a Louisiana corporation (the "Company"), on May 12, 1998 settled the lawsuit against it filed by BRH Consultants, Inc. ("BRH") (No. M407543, Parish of East Baton Rouge). The suit involved an alleged breach of a service agreement. Pursuant to the settlement, each party entered into mutual general releases. Neither party admitted any liability in connection with the settlement.

         In 1993, the Company recorded a provision in connection with this matter. As a result of the settlement, the Company will recognize pre-tax income of $400,000.



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



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         LOUISIANA CASINO CRUISES, INC.



Dated: May 28, 1998                              By: /s/ W. Peter Temling
                                                      ------------------------
                                                      W. Peter Temling, Acting
                                                      Chief Financial Officer




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